Exhibit 99.10

SPECIAL MEETING OF STOCKHOLDERS OF

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

[●], 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit [●] and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at [●].

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

Proposal	FOR	AGAINST	ABSTAIN
1. **The Business Combination Proposal** — to consider and vote upon a proposal (a) to approve and adopt the Agreement and Plan of Merger (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, as further amended by that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, and as further amended by that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, the "Merger Agreement"), by and among (i) Integrated Rail and Resources Acquisition Corp. ("SPAC"), (ii) Uinta Infrastructure Group Corp. ("Holdings"), (iii) Uinta Lower Holdings, Inc., (iv) Uinta Merger Co., (v) Uinta Merger LLC, (vi) Tar Sands Holdings II, LLC, and (vii) Endeavor Capital Group, LLC, and (b) to approve the Transactions, including the Mergers, and Business Combination, each as defined in the Merger Agreement (the "Business Combination Proposal").	☐	☐	☐
2. **The Organizational Documents Proposal** — to approve and adopt, assuming the Business Combination Proposal is approved and adopted, the proposed Amended and Restated Holdings Certificate of Incorporation, as the charter for the post-Business Combination company, which, if approved, would take effect substantially concurrently with the effective date of the Form S-4.	☐	☐	☐
3. **The Advisory Governance Proposals** — to consider and vote to approve, on a non-binding advisory basis, certain governance provisions in the Amended and Restated Holdings Certificate of Incorporation, and these proposals are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission as five separate sub-proposals.	☐	☐	☐
4. **The Election of Directors Proposal** — to consider and vote upon a proposal to elect, effective on the date of the closing of the Mergers (as defined in the Merger Agreement), five directors to serve on the new Holdings Board until the 2025 annual meeting of stockholders, and until their respective successors are duly elected and qualified.	☐	☐	☐
5. **The Incentive Plan Proposal** — to consider and vote upon a proposal to approve the equity incentive plan.	☐	☐	☐
6. **Adjournment Proposal** — to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more Proposals presented to the SPAC Stockholders for vote.	☐	☐	☐

To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.